Exhibit 99.1

Date:	July 23, 2015	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000
Contact: Maria R. Lee
HUBBELL REPORTS SECOND QUARTER RESULTS;
NET SALES OF $874.0 MILLION AND EARNINGS PER DILUTED SHARE OF $1.37, INCLUDING $0.19 OF RESTRUCTURING AND RELATED COSTS

•	Net sales up 2% (1% organic, 3% acquisitions, -2% FX)

•	Diluted EPS up 3% to $1.56, excluding restructuring and related costs (1)

•	Announced three Group Presidents supporting Electrical segment

SHELTON, CT. (July 23, 2015) – Hubbell Incorporated (NYSE: HUBA, HUBB) today reported operating results for the second quarter ended June 30, 2015.
Net sales in the second quarter of 2015 were $874.0 million, an increase of 2% compared to the $855.8 million reported in the second quarter of 2014. Operating income in the quarter was $126.7 million as compared to $143.7 million in the same period of 2014. Excluding $15.8 million of restructuring and related costs, operating income was essentially flat year over year (1). The effective tax rate in the quarter was 31.1% and included a discrete benefit recorded in the quarter. The effective tax rate reported in the second quarter of 2014 was 33.4%. Net income in the second quarter of 2015 was $80.1 million compared to $90.2 million reported in the comparable period of 2014. Earnings per diluted share for the second quarter of 2015 were $1.37, compared to $1.51 reported in the second quarter of 2014. Excluding restructuring and related costs, earnings per diluted share increased 3% to $1.56 (1). Free cash flow (defined as cash flow from operations less capital expenditures) was $54.7 million in the second quarter of 2015 versus $43.4 million reported in the comparable period of 2014.

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For the first six months of 2015 net sales were $1.7 billion, an increase of 4% compared to the same period last year. Operating income was $231.7 million compared to $248.5 million for the comparable period of 2014, and included $20.2 million of restructuring and related costs (1). The effective tax rate in the first six months of 2015 was 32.0% and included a discrete benefit recorded in the second quarter. This compares to an effective tax rate of 32.9% reported in the first six months of 2014. Net income in the first six months of 2015 was $142.5 million compared to the $154.4 million for the comparable period of 2014. Earnings per diluted share were $2.44, compared to $2.59 reported for the comparable period of 2014. Excluding restructuring and related costs, earnings per diluted share were $2.68(1). Free cash flow was $64.2 million compared to $74.1 million reported in the first six months of 2014.

OPERATIONS REVIEW
David G. Nord, Chairman, President and Chief Executive Officer, said, “End market performance was mixed across Hubbell’s businesses during the second quarter. Organic growth was 1%, driven by solid non-residential and residential construction markets as well as stable utility demand. This sales growth was partially offset by weakness in energy markets and related slowing in industrial markets.” Mr. Nord continued, “Our sales composition impacted profit: lower margin businesses outgrew higher margin businesses and most of the sales growth came from acquisitions, which typically have lower margins in their first year. The favorable net impact of pricing, cost and productivity helped mitigate the mix headwind." Mr. Nord added, "And our Power segment delivered strong top line growth, driven by telecommunications, and incremental margins.
"The cost reduction initiatives started late last year continue to gain traction. We have exited seven facilities and initiated actions that we expect will impact more than 250 positions across the company. These actions increased meaningfully in the second quarter as we responded to weakness in industrial markets and continued implementing projects to gain efficiencies in footprint and processes,” Mr. Nord stated. "Our model of supplementing market growth with acquisitions while increasing productivity remains intact as we improve our cost structure to enable future earnings growth. Further, we have leadership in place with operating expertise to execute this long-term vision; in May, we announced three Group Presidents - Kevin Poyck, Rodd Ruland and Darrin Wegman - supporting our Electrical segment, while Gary Amato remains Executive Vice President, Electrical Segment and Gerben Bakker continues to lead our Power segment."

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SEGMENT REVIEW
The comments and year-over-year comparisons in this segment review are based on second quarter results in 2015 and 2014.
Electrical segment net sales in the second quarter of 2015 increased slightly to $615.0 million compared to $612.4 million reported in the second quarter of 2014. Acquisitions added 2% to net sales in the quarter while the unfavorable impact of foreign currency translation reduced sales by 2%. Organic volume increased slightly due to higher shipments in businesses exposed to the non-residential and residential markets partially offset by lower shipments in industrial and energy-related businesses. Operating income was $74.5 million, or 12.1% of net sales compared to $95.5 million, or 15.6% of net sales, in the same period of 2014. Excluding restructuring and related costs, operating income was $87.8 million, or 14.3% of net sales (1). Excluding restructuring and related costs, these decreases were primarily due to product and business mix headwind(1).
Hubbell’s Power segment net sales in the second quarter of 2015 increased 6% to $259.0 million compared to $243.4 million reported in the second quarter of 2014. Acquisitions added 4% to net sales in the quarter while foreign currency translation reduced net sales by 1%. Organic sales increased 3% primarily due to increased shipments of telecommunications products. Compared to the second quarter of 2014, operating income increased 8% to $52.2 million, or 40 basis points to 20.2% of net sales. Excluding restructuring and related costs, operating income increased 13% and margin expanded 130 basis points (1). Both increases were primarily due to the favorable net impact of pricing, cost and productivity.

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SUMMARY & OUTLOOK

Mr. Nord commented, “Turning to the full year outlook, we expect strength in non-residential construction, modest growth of utility, and weakness in energy markets to continue; however, given current market trends and third-party forecasts, we are reducing our expectations of full year industrial growth to 0% to 2% and residential growth to 5% to 6%." Mr. Nord added, "We anticipate acquisitions will contribute approximately 4% to our net sales and foreign exchange will reduce our net sales by about 1%. Consequently, we are lowering our expectation for 2015 total net sales growth to approximately 3% to 4% from 5% to 7%.
"In response to end market conditions and, more generally, opportunities identified to reduce costs, we currently anticipate our restructuring and related actions to be approximately $0.45 per diluted share for the year, up from $0.25 previously. We are also increasing our expectation for full year share repurchases to approximately $150 million,” Mr. Nord continued. “Due to lower sales, the impact of unfavorable mix, and more cost reduction initiatives, we now expect earnings per diluted share in the range of $4.95 to $5.15 for 2015.” Mr. Nord concluded, “I remain enthusiastic about the prospects for Hubbell’s future shareholder value creation, as we take action to better position the Company for profitable sales growth over the long term."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, completed and future acquisitions, restructuring actions, improving our cost structure to support earnings growth, market conditions, foreign exchange rates, intent to repurchase shares, shareholder value creation, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations,” “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company's reasonable current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the expected benefit and effect of the business information system initiatives and streamlining programs;

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the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2014.
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2014 revenues of $3.4 billion, Hubbell Incorporated operates manufacturing facilities in the United States, Canada, Switzerland, Puerto Rico, Mexico, the People’s Republic of China (“China”), Italy, the United Kingdom, Brazil and Australia. Hubbell also participates in joint ventures in Taiwan and Hong Kong, and maintains sales offices in Singapore, China, India, Mexico, South Korea and countries in the Middle East. The corporate headquarters is located in Shelton, CT.
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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$874.0	$855.8	$1,683.7	$1,615.3
Cost of goods sold	589.9	563.3	1,146.9	1,077.8
Gross profit	284.1	292.5	536.8	537.5
Selling & administrative expenses	157.4	148.8	305.1	289.0
Operating income	126.7	143.7	231.7	248.5
Operating income as a % of Net sales	14.5%	16.8%	13.8%	15.4%
Interest expense, net	(7.4)	(7.0)	(15.1)	(14.5)
Other income (expense), net	(1.3)	(0.3)	(3.8)	(1.5)
Total other expense, net	(8.7)	(7.3)	(18.9)	(16.0)
Income before income taxes	118.0	136.4	212.8	232.5
Provision for income taxes	36.7	45.6	68.1	76.4
Net income	81.3	90.8	144.7	156.1
Less: Net income attributable to noncontrolling interest	1.2	0.6	2.2	1.7
Net income attributable to Hubbell	$80.1	$90.2	$142.5	$154.4
Earnings Per Share:
Basic	$1.39	$1.53	$2.46	$2.61
Diluted	$1.37	$1.51	$2.44	$2.59
Cash dividends per common share	$0.56	$0.50	$1.12	$1.00

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HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$444.3	$653.9
Short-term investments	10.4	7.8
Accounts receivable, net	512.5	469.8
Inventories, net	511.9	441.8
Deferred taxes and other	57.7	56.1
TOTAL CURRENT ASSETS	1,536.8	1,629.4
Property, plant and equipment, net	409.0	401.2
Investments	43.1	44.1
Goodwill	920.2	874.7
Intangible assets, net	368.1	322.8
Other long-term assets	52.9	50.6
TOTAL ASSETS	$3,330.1	$3,322.8
LIABILITIES AND EQUITY
Short-term debt	$0.2	$1.4
Accounts payable	279.8	244.0
Accrued salaries, wages and employee benefits	54.6	76.0
Accrued insurance	54.2	47.8
Other accrued liabilities	127.5	130.0
TOTAL CURRENT LIABILITIES	516.3	499.2
Long-term debt	597.8	597.6
Other non-current liabilities	279.5	290.3
TOTAL LIABILITIES	1,393.6	1,387.1
Hubbell Shareholders’ Equity	1,927.4	1,927.1
Noncontrolling interest	9.1	8.6
TOTAL EQUITY	1,936.5	1,935.7
TOTAL LIABILITIES AND EQUITY	$3,330.1	$3,322.8

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HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2015	2014
Cash Flows From Operating Activities
Net income attributable to Hubbell	$142.5	$154.4
Depreciation and amortization	42.9	38.9
Stock-based compensation expense	7.3	6.7
Deferred income taxes	(2.0)	6.1
Changes in working capital	(69.9)	(87.7)
Contributions to defined benefit pension plans	(21.7)	(2.8)
Other, net	(0.4)	(14.4)
Net cash provided by operating activities	98.7	101.2
Cash Flows From Investing Activities
Capital expenditures	(34.5)	(27.1)
Acquisition of businesses, net of cash acquired	(127.0)	(147.3)
Net change in investments	(1.5)	(1.3)
Other, net	1.5	1.4
Net cash used in investing activities	(161.5)	(174.3)
Cash Flows From Financing Activities
Short-term debt borrowings, net	(1.2)	0.7
Payment of dividends	(64.9)	(59.1)
Repurchase of common shares	(76.0)	(23.3)
Proceeds from stock issuance, net	0.2	0.7
Other, net	(0.1)	5.0
Net cash used in financing activities	(142.0)	(76.0)
Effect of foreign exchange rate changes on cash and cash equivalents	(4.8)	5.8
(Decrease) increase in cash and cash equivalents	(209.6)	(143.3)
Cash and cash equivalents
Beginning of period	653.9	740.7
End of period	$444.3	$597.4

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HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Restructuring and related costs included in Cost of goods sold (2)
Electrical	$8.4	—	$11.2	—
Power	1.2	—	2.3	—
Total	$9.6	$—	$13.5	$—
Restructuring and related costs included in Selling & administrative expenses (3)
Electrical	$4.9	$—	$5.3	$—
Power	1.3	—	1.4	—
Total	$6.2	$—	$6.7	$—

Impact on income before income taxes	$15.8	—	$20.2	—
Impact on Net income available to Hubbell common shareholders	$10.9	—	$13.7	—
Impact of Diluted earnings per share	$0.19	$—	$0.24	—

The Company incurred no restructuring and related costs in the three and six months ended June 30, 2014.

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HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Numerator:
Net income attributable to Hubbell	$80.1	$90.2		$142.5	$154.4
Less: Earnings allocated to participating securities	(0.2)	(0.3)		(0.4)	(0.5)
Net income available to common shareholders (GAAP measure) [a]	$79.9	$89.9	(11)%	$142.1	$153.9	(8)%
Less: Restructuring and related costs, after tax	10.9	—		13.8	—
Net income avail. to common shareholders excl. restruct. and related costs (1) [b]	$90.8	$89.9	1%	155.9	153.9	1%

Denominator:
Average number of common shares outstanding [c]	57.7	59.0		57.9	59.0
Potential dilutive shares	0.3	0.4		0.3	0.5
Average number of diluted shares outstanding [d]	58.0	59.4		58.2	59.5

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.39	$1.53		$2.46	$2.61
Diluted [a] / [d]	$1.37	$1.51	(9)%	$2.44	$2.59	(6)%

Earnings per diluted share excluding restructuring and related costs (1) [b] / [d]	1.56	1.51	3%	$2.68	$2.59	3%

Full Year 2015
Earnings Per Diluted Share (GAAP measure)	$4.95 - $5.15
Restructuring and related costs	$0.45
Earnings Per Diluted Share excluding restructuring and related costs	$5.40 - $5.60

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HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Net Sales [a]	$874.0	$855.8	2%	$1,683.7	$1,615.3	4%

Operating Income
GAAP measure [b]	$126.7	$143.7	(12)%	$231.7	$248.5	(7)%
Restructuring and related costs	15.8	—		20.2	—
Operating Income excluding restructuring and related costs (1) [c]	$142.5	$143.7	(1)%	$251.9	$248.5	1%

Operating margin
GAAP measure [b] / [a]	14.5%	16.8%	-230 bps	13.8%	15.4%	-160 bps
Operating margin excl. restructuring and related costs (1) [c] / [a]	16.3%	16.8%	-50 bps	15.0%	15.4%	-40 bps

Electrical segment	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Net Sales [a]	$615.0	$612.4	—%	$1,184.8	$1,151.2	3%

Operating Income
GAAP measure [b]	$74.5	$95.5	(22)%	$137.8	$163.6	(16)%
Restructuring and related costs	13.3	—		16.5	—
Operating Income excluding restructuring and related costs (1) [c]	$87.8	$95.5	(8)%	$154.3	$163.6	(6)%

Operating margin
GAAP measure [b] / [a]	12.1%	15.6%	-350 bps	11.6%	14.2%	-260 bps
Operating margin excl. restructuring and related costs (1) [c] / [a]	14.3%	15.6%	-130 bps	13.0%	14.2%	-120 bps

Power segment	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Net Sales [a]	$259.0	$243.4	6%	$498.9	$464.1	7%

Operating Income
GAAP measure [b]	$52.2	$48.2	8%	$93.9	$84.9	11%
Restructuring and related costs	2.5	—		3.7	—
Operating Income excluding restructuring and related costs (1) [c]	$54.7	$48.2	13%	$97.6	$84.9	15%

Operating margin
GAAP measure [b] / [a]	20.2%	19.8%	+40 bps	18.8%	18.3%	+50 bps
Operating margin excl. restructuring and related cost (1) [c] / [a]	21.1%	19.8%	+130 bps	19.6%	18.3%	+130 bps

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HUBBELL INCORPORATED
Debt to Capital and Free Cash Flow
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	June 30, 2015	December 31, 2014
Total Debt	$598.0	$599.0
Total Hubbell Shareholders’ Equity	1,927.4	1,927.1
Total Capital	$2,525.4	$2,526.1
Total Debt to Total Capital	24%	24%
Total Debt	$598.0	$599.0
Less: Cash and cash equivalents	(444.3)	(653.9)
Investments	(53.5)	(51.9)
Net Debt	$100.2	$(106.8)
Net Debt to Total Capital (4)	4%	(4)%

Free Cash Flow Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$72.9	$57.8	$98.7	$101.2
Less: Capital expenditures	(18.2)	(14.4)	(34.5)	(27.1)
Free cash flow (5)	54.7	43.4	$64.2	$74.1

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HUBBELL INCORPORATED
Footnotes

(1) In order to provide a comparison that we believe provides more useful information regarding our underlying performance from period to period and to allow readers to assess the impact of restructuring activities and business transformation initiatives on our results of operations, the Company refers to earnings per diluted share, net income available to Hubbell common shareholders, and operating income, each excluding restructuring and related costs. Restructuring costs support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities and workforce reductions. Restructuring related costs are one-time costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. Each of these measures that exclude restructuring and related costs are non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure can be found in the Earnings Per Share Calculation and Segment Information tables within this press release.

(2) Restructuring and related costs is a non-GAAP measure that we believe is useful to assess the impact of restructuring activities and business transformation initiatives on our operating results. Restructuring costs are incurred to support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities and workforce reductions. Restructuring related costs are one-time costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. Restructuring and related costs recognized in Cost of goods sold for the three months ended June 30, 2015 includes restructuring costs of $5.4 million in the Electrical segment. For the six months ended June 30, 2015, restructuring and related costs recognized in Cost of goods sold include restructuring costs of $7.3 million in the Electrical segment and $0.7 million in the Power segment.

(3) Restructuring and related costs recognized in Selling & administrative expenses for the three months ended June 30, 2015 includes restructuring costs of $3.0 million in the Electrical segment and $0.5 million in the Power segment. For the six months ended June 30, 2015, restructuring and related costs recognized in Selling & administrative expenses include restructuring costs of $3.1 million in the Electrical segment and $0.5 million in the Power segment.

(4) Net debt to total capital is a non-GAAP measure we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.

(5) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.

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